UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

CAREVIEW COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54090	95-4659068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 State Highway 121, Suite B-240, Lewisville, TX 75067

(Address of principal executive offices and Zip Code)

(972) 943-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

		Page
Item 1.01	Entry into a Material Definitive Agreement	3

Item 9.01	(d) Exhibits	5

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2018, CareView Communications, Inc., a Nevada corporation (the “Company”), CareView Communications, Inc., a Texas corporation and a wholly owned subsidiary of the Company (the “Borrower”), CareView Operations, L.L.C., a Texas limited liability company and a wholly owned subsidiary of the Borrower (the “Subsidiary Guarantor”), and PDL Investment Holdings, LLC (as assignee of PDL BioPharma, Inc.), in its capacity as administrative agent and lender (the “Lender”) under the Credit Agreement (the “Credit Agreement”) dated as of June 26, 2015, as amended, by and among the Company, the Borrower and the Lender, entered into a Modification Agreement, effective as of December 28, 2017 (the “Modification Agreement”), with respect to the Credit Agreement in order to modify certain provisions of the Credit Agreement and Loan Documents (as defined in the Credit Agreement) to prevent an Event of Default (as defined in the Credit Agreement) from occurring.

In addition, as further described below, the Company entered into certain consents and amendments with respect to other existing agreements on February 2, 2018 in connection with the execution of the Modification Agreement.

Modification Agreement

Under the Modification Agreement, the parties agreed that (i) the Borrower would not make the principal payment due under the Credit Agreement on December 31, 2017 until the end of the Modification Period (as defined below), (ii) the Borrower would not pay the principal installments due at the end of each calendar quarter during the Modification Period and (iii) because the Borrower’s Liquidity (as defined in the Credit Agreement) was anticipated to fall below $3,250,000, the Liquidity required during the Modification Period would be lowered to $2,500,000 (collectively, the “Covered Events”). The Lender agreed that the occurrence and continuance of any of the Covered Events will not constitute Events of Default for a period (the “Modification Period”) from December 28, 2017 through the earliest to occur of (a) any Event of Default under any Loan Documents that does not constitute a Covered Event, (b) any event of default under the Modification Agreement, (c) the Lender’s election, in its sole discretion, to terminate the Modification Period on May 31, 2018 or September 30, 2018 (with each such date permitted to be extended by the Lender in its sole discretion) by delivering a written notice to the Borrower on or prior to such date, or (d) December 31, 2018.

In consideration of the Lender’s entry into the Modification Agreement, the Company and the Borrower agreed:

●

to concurrently amend and restate the warrant to purchase 4,444,445 shares of the Company’s common stock that the Company issued to the Lender on June 26, 2015 and amended and restated on October 7, 2015, to reduce the exercise price per share from $0.40 to $0.0273, the latest over-the-counter closing bid price of the common stock available as of the time of signing of the Modification Agreement (such second amended and restated warrant, the “Amended Lender Warrant”);

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to concurrently make a conforming amendment and restatement (the “Amended Registration Rights Agreement”) of the registration rights agreement dated June 26, 2015 pursuant to which the Company had agreed to provide the Lender with certain registration rights with respect to the shares of common stock issuable upon exercise of the Amended Lender Warrant;

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to concurrently provide a written consent and acknowledgement from each holder of the notes issued pursuant to the HealthCor Debt Documents (as defined in the Credit Agreement), in the form of the Consent and Amendment to Note and Warrant Purchase Agreement and Subordination and Intercreditor Agreement (the “Intercreditor Amendment”) by and among the Company, the Borrower, the Lender and such noteholders (i) confirming, on the terms set forth therein, that any lien of such noteholders would be automatically released in the event of a sale of the Borrower’s hospital assets, (ii) reaffirming such noteholders’ obligations under the Subordination and Intercreditor Agreement dated as of June 26, 2015 and (iii) consenting to certain potential issuances of the Company’s capital stock and cash payments to the Lender pursuant to the Modification Agreement;

●

to concurrently provide a written amendment (the “Rockwell Note Amendment”) to the Company’s Promissory Note to Rockwell Holdings I, LLC (“Rockwell”) dated as of January 31, 2017 (the “Rockwell Note”), pursuant to which Rockwell agrees that no more than 50% of each quarterly principal payment will be made in respect of the Rockwell Note from January 1, 2018 through the termination of the Modification Period;

●

that the Borrower will obtain (i) at least $2,250,000 in net cash proceeds from the issuance of Capital Stock (other than Disqualified Capital Stock) or Debt (each such term as defined in the Credit Agreement) on or prior to February 23, 2018 and (ii) an additional $3,000,000 in net cash proceeds from the issuance of Capital Stock (other than Disqualified Capital Stock) or Debt on or prior to May 31, 2018 (resulting in aggregate net cash proceeds of at least $5,250,000); provided that any Debt will be subordinated to the Loans (as defined in the Credit Agreement) under the Credit Agreement;

●

that in the event of any sale or transfer of assets of the Borrower or the Company other than a sale of all or substantially all of the assets of the Borrower and its subsidiaries, all of the net proceeds of such sale or transfer will be first applied to repay all amounts owed under the Loan Documents;

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that in the event that the Borrower separates or transfers its senior care business, including but not limited to a sale to, or merger with, a third party of the senior care business or otherwise establishes a senior care business, or in the event that the Borrower disposes of substantially all business divisions other than the senior care business such that the Borrower’s remaining assets consist substantially of the Borrower’s senior care business, the Lender will be issued 7.5% of the equity in such senior care business on a fully diluted basis (the “Equity Grant”), which Equity Grant will be in addition to any interests represented by warrants held by the Lender; provided, however, that in the event of a sale of the senior care business to an unrelated third party, the Lender will be paid 7.5% of the equity value of such business in cash or in the same equity securities received by Borrower or its equity holders from the purchaser of the senior care business;

●

that if all amounts owed to the Lender under the Loan Documents have been paid in full on or prior to December 31, 2018 (even if the Equity Grant has occurred first), then the Equity Grant (or, as the case may be, a payment in cash or equity received from a purchaser) will have a value, or will be equitably adjusted to have a value, that is equal to the lesser of 7.5% of the equity in the senior care business or $5,000,000;

●

that in the event of any sale of all or substantially all of the assets of the Borrower and its subsidiaries at a time when amounts under the Loan Documents remain outstanding, then (i) the net proceeds of such sale or transfer will be applied to repay all amounts owed under the Loan Documents and (ii) the Lender will be paid $5,000,000 in cash from the proceeds of such sale or transfer; provided, however, that no such payment will be made if the Lender has previously received a cash payment or equity from a purchaser in respect of the Equity Grant; and, provided, further, that the Equity Grant will be automatically terminated if such a $5,000,000 cash payment is made;

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that the Borrower will reduce its operating expenses compared to those incurred in October 2017 by at least (i) $113,000 for January 2018, (ii) $148,000 for February 2018 and (iii) $167,000 for each other month for the duration of the Modification Period; and

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to grant the Lender observation rights with respect to meetings of the board of directors of the Company and to have the Chief Executive Officer of the Company and a specified member of the board of directors participate in monthly calls with the Lender to discuss updates with respect to the Borrower’s business.

The foregoing descriptions of the Modification Agreement, Amended Lender Warrant, Amended Registration Rights Agreement, Intercreditor Amendment and Rockwell Note Amendment are qualified, in their entirety, by reference to each agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Lender Consent to Agreements with Rockwell; Amendments to Rockwell Agreements

Concurrently with the execution of the Modification Agreement on February 2, 2018, the Company, the Borrower and the Lender entered into a Consent to Credit Agreement (the “Lender Consent”), pursuant to which the Lender consented to (i) the Company’s purchase of Rockwell’s interests in two joint ventures as of January 31, 2017, as described in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 2, 2017, and (ii) the Company’s issuance of the Rockwell Note as consideration for such purchase.

In consideration of the Lender Consent, the Company entered into the Rockwell Note Amendment on February 2, 2018, pursuant to which Rockwell agreed to defer $50,000 of each $100,000 quarterly payment due under the Rockwell Note from January 1, 2018 through the termination of the Modification Period.

In consideration of the Rockwell Note Amendment, the Company and Rockwell entered into an Amendment to Common Stock Purchase Warrant (the “Rockwell Warrant Amendment”) on February 2, 2018, amending the warrant to purchase up to 1,151,206 shares of common stock of the Company, originally issued to Rockwell as of November 16, 2009 and reissued as of January 31, 2017, to reduce the exercise price per share from $0.52 to $0.05.

The foregoing descriptions of the Lender Consent, Rockwell Note Amendment and Rockwell Warrant Amendment are qualified, in their entirety, by reference to each agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exh. No.	Date	Document
10.1	2/2/18	Modification Agreement by and among the Company, CareView Communications, Inc., a Texas corporation, CareView Operations, L.L.C., a Texas limited liability company, and PDL Investment Holdings, LLC

10.2	2/2/18	Second Amended and Restated Warrant to Purchase Common Stock of the Company, issued to PDL Investment Holdings, LLC

10.3	2/2/18	Amended and Restated Registration Rights Agreement by and between the Company and PDL Investment Holdings, LLC

10.4	2/2/18	Consent and Amendment to Note and Warrant Purchase Agreement and Subordination and Intercreditor Agreement by and among the Company, CareView Communications, Inc., a Texas corporation, PDL Investment Holdings, LLC and the note investors signatory to the Note and Warrant Purchase Agreement, as amended

10.5	2/2/18	Consent to Credit Agreement by and among the Company, CareView Communications, Inc., a Texas corporation, and PDL Investment Holdings, LLC

10.6	2/2/18	Amendment to Promissory Note to Rockwell Holdings I, LLC

10.7	2/2/18	Amendment to Common Stock Purchase Warrant issued to Rockwell Holdings I, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2018	CAREVIEW COMMUNICATIONS, INC.

	By:	/s/ Steven G. Johnson
Steven G. Johnson Chief Executive Officer